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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                August 26, 1997
                Date of report (Date of earliest event reported)



                            PATTERSON DENTAL COMPANY
                (Exact Name of Registrant as Specified in Charter)



         Minnesota                     0-20572                 41-0886515
(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)         Identification Number)



                           1031 Mendota Heights Road
                           St. Paul, Minnesota 55120
          (Address of Principal Executive Offices, including Zip Code)


                                 (612) 686-1600
              (Registrant's Telephone Number, including Area Code)


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ITEM 9   Sales of Equity Securities Pursuant to Regulation S

     On August 26, 1997, Patterson Dental Company (the "Company") sold an aggregate of 105,886 shares of its common stock (the "Shares"), valued at $34.25 per Share, in a private transaction pursuant to a combination agreement with Canadian investors, pursuant to Regulation S under the Securities Act of 1933, as amended. Pursuant to the terms of the combination agreement, the Company acquired approximately 91% of the outstanding shares of Canadian Dental Supply Ltd. in exchange for the Shares. The Company's reliance upon Regulation S was based on representations by the investors regarding domicile and investment intent.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PATTERSON DENTAL COMPANY


Dated: August 29, 1997
                                    By: /s/ Ronald E. Ezerski
                                        --------------------------------
                                             Ronald E. Ezerski
                                             Executive Vice President,
                                             Treasurer and Secretary